EXHIBIT 16

[Letterhead of McGladrey & Pullen, LLP]

November 17, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Clover Leaf Financial Corp’s statements included under Item 4.01 of its Form 8-K filed on November 17, 2011 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP